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EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-2202) pertaining to the Panja Inc. 1996 Employee Stock Purchase Plan, the Panja Inc. 1995 Director Stock Option Plan, the Panja Inc. 1995 Stock Option Plan, and the Panja Inc. 1993 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-83061) pertaining to the Panja Inc. 1999 Equity Incentive Plan of our report dated June 15, 2001 with respect to the consolidated financial statements of Panja Inc. d/b/a AMX Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2001.



                                             Ernst & Young LLP



Dallas, Texas
June 25, 2001